UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2008

Pipex Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-12584 (Commission File Number)	13-3808303 (IRS Employer Identification Number)

3930 Varsity Drive

Ann Arbor, MI 48108

(Address of principal executive offices) (Zip Code)

(734) 332-7800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective July 1, 2008, Charles L. Bisgaier resigned as a Director of Pipex Pharmaceuticals, Inc. (the “Registrant”) and as the Registrant’s President and Corporate Secretary. Also, effective July 1, 2008, Steve H. Kanzer resigned as the Registrant’s Chief Executive Officer. Mr. Kanzer will remain as Chairman of the Registrant. Effective July 7, 2008, Daniel J. Dorman resigned as a Director of the Company.

(c) Effective July 1, 2008, the Board of Directors of the Registrant appointed Nicholas Stergis as Chief Executive Officer.

In connection with his appointment as Chief Executive Officer, Mr. Stergis, 34, will receive an annual salary of $195,000 and was granted 800,000 stock options to purchase 800,000 shares of the Registrant’s common stock, exercisable at yesterday’s closing price of the Registrant’ common stock, with one-quarter of those options vesting immediately, and the remainder vesting quarterly in equal increments over the next three years. These options will also vest in full should the Registrant be acquired. Mr. Stergis will receive a bonus at the discretion of the Registrant’s Board of Directors and six months severance payable over the Registrant’s ordinary pay periods.

Mr. Stergis was a co-founder in 2001 of Pipex Therapeutics, Inc., the Registrant’s predecessor company and has been Vice Chairman of the Registrant’s Board of Directors since March 2007. He previously served as the Registrant’s Chief Operating Officer from the founding of the Registrant during 2001 until the merger of the Registrant’s predecessor company with the Registrant which occurred during October 2006. Mr. Stergis was receiving monthly payments of $12,500 since March 2007 and reimbursement of all expenses pre-approved by the Registrant.

Prior to co-founding the Registrant, Mr. Stergis was a co-founder, Chief Operating Officer and director of Developmental Therapeutics, Inc., a cardiovascular drug development company, until its acquisition in October 2003 by Titan Pharmaceuticals, Inc. (AMEX: TTP), a publicly traded pharmaceutical company. Mr. Stergis was also a founder in 2002 of Encode Pharmaceuticals, Inc., a private drug development company focused on orphan diseases until its acquisition by Raptor Pharmaceuticals, Inc., a publicly traded company during December 2007. For the past seven years, Mr. Stergis has been Managing Director of Accredited Ventures Inc., a venture capital firm specializing in the biotechnology and pharmaceutical industries. Mr. Stergis is also Managing Director of Accredited Equities, Inc., a FINRA member broker-dealer firm which acted as the lead placement agent for the Registrant’s private placement financing in 2006. Mr. Stergis received his M.S. in Biology from New York University as well as a B.S. in Biology from the University at Albany, State University of New York. Mr. Stergis is also a director of several privately held biopharmaceutical companies which are engaged in the in-licensing and development of biopharmaceutical candidates.

Mr. Kanzer remains as Chairman of the Registrant and will continue to receive compensation under his amended and restated employment agreement filed as an exhibit to a Form 8-K filed with the Securities and Exchange Commission on July 26, 2007.

There are no family relationships between Mr. Stergis and any other executive officers or directors of the Registrant. Other than the aforementioned salary payments, there have been no transactions since the beginning of the Registrant’s last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Registrant was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Stergis had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
99.1	Press Release dated July 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPEX PHARMACEUTICALS, INC.
Dated: July 8, 2008	By: /s/ Nicholas Stergis
Nicholas Stergis
Chief Executive Officer